EXHIBIT 23.3
CONSENT OF INDEPENDENT AUDITORS
     We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 of our report dated March 29, 2007, relating to the financial statements of Converted Organics Inc., which appears in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in such Registration Statement.
/s/ CARLIN, CHARRON & ROSEN, LLP
CARLIN, CHARRON & ROSEN, LLP
Glastonbury, Connecticut
January 15, 2008